As filed with the Securities and Exchange Commission on March 20, 2023

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cepton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2447291
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Cepton, Inc.

399 West Trimble Road

San Jose, CA 95131
(Address, including zip code, of Principal Executive Offices)

Cepton, Inc. 2022 Equity Incentive Plan

Cepton, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Jun Pei
Cepton, Inc.
399 West Trimble Road
San Jose, California 95131
(408) 459-7579

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

Paul Sieben, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Cepton, Inc. (the “Company” or the “Registrant”) is filing this Registration Statement for the purpose of registering additional shares of the Company’s common stock issuable pursuant to the Registrant’s 2022 Equity Incentive Plan and the Registrant’s Employee Stock Purchase Plan and consists only of those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on April 15, 2022 (Commission File No. 333-264302).

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, filed with the Commission on March 20, 2023 (Commission File No. 001-39959);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on, January 11, 2023 (other than as to Item 7.01), January 24, 2023 (other than as to Item 7.01) and March 14, 2023 (solely with respect to Item 5.02) (each, Commission File No. 001-39959 and in each case only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not as to information “furnished” thereunder); and

(d)	The description of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), contained in its Registration Statement on Form 8-A filed with the Commission on January 28, 2021 (Commission File No. 001-39959), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

See the Exhibit Index below, which is incorporated herein by reference.

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Cepton, Inc. 2022 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-262668), filed with the Commission on April 12, 2022.)

4.2	Cepton, Inc. Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K (Commission File No. 001-39959), filed with the Commission on February 11, 2022.)

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 20th day of March, 2023.

CEPTON, INC.

By:	/s/ Jun Pei
Jun Pei
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jun Pei and Hull Xu, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jun Pei	Chairman of the Board, Chief Executive Officer	March 20, 2023
Jun Pei	and President (Principal Executive Officer)

/s/ Hull Xu	Chief Financial Officer	March 20, 2023
Hull Xu	(Principal Financial and Accounting Officer)
March 20, 2023
/s/ Takayuki Katsuda	Director
Takayuki Katsuda

/s/ Hideharu (Harry) Konagaya	Director	March 20, 2023
Hideharu (Harry) Konagaya

/s/ George Syllantavos	Director	March 20, 2023
George Syllantavos

/s/ Mei (May) Wang	Director	March 20, 2023
Mei (May) Wang

/s/ Jun Ye	Director	March 20, 2023
Jun Ye

/s/ Xiaogang (Jason) Zhang	Director	March 20, 2023
Xiaogang (Jason) Zhang

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